EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-142810, 333-117437, 333-107864, 333-84916, 333-73458, 333-61064, 333-46820, 333-33544, 333-95665, 333-89119 and 333-81773) of Ariba, Inc. of our report dated June 29, 2007 relating to the financial statements of Procuri, Inc., which appears in the Current Report on Form 8-K/A of Ariba, Inc. dated February 28, 2008.

/s/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia

February 28, 2008